MILLENNIUM INDIA ACQUISITION COMPANY INC.

ANNOUNCES ITS RECEIPT OF FINANCIAL STATEMENTS FROM

ITS PRINCIPAL INVESTMENT, SMC GLOBAL SECURITIES LIMITED,

FOR THE QUARTER ENDED DECEMBER 31, 2013

New York – March 6, 2014 – Millennium India Acquisition Company Inc. (“Millennium” or "MIAC") [OTCQB: SMCG], an internally managed, non-diversified, closed-end management investment company organized under the laws of the State of Delaware and registered with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Investment Company Act of 1940, today announced that it has received from SMC Global Securities Limited (“SMC”), an Indian company in which MIAC holds a minority equity investment, unaudited condensed consolidated financial statements of SMC for the quarter ended December 31, 2013, including the accompanying notes thereto and U.S. GAAP translations made without auditor review (as received by the registrant from SMC, the “SMC Financial Statements”).  MIAC is filing the SMC Financial Statements publicly with the SEC on Form 8-K.

The SMC Financial Statements are not financial statements of MIAC.  Information concerning SMC is provided by SMC from financial statements prepared in accordance with U.S. generally accepted accounting principles. Such financial information does not conform to the requirements of Regulation S-X under the U.S. Securities Act of 1933.  MIAC’s principal asset is its ownership of a minority equity interest in SMC.  In connection with MIAC’s investment in SMC, SMC has undertaken to provide MIAC with financial statements of the sort attached hereto, and MIAC has undertaken to file such financial statements publicly with the SEC.

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Cautionary Statement Regarding Forward-Looking Information

This press release and the SMC Financial Statements may contain forward-looking statements within the meaning of the U.S. federal securities laws that concern MIAC and SMC. Statements that are not statements of historical or current fact may constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that could cause the actual results of MIAC or SMC to be materially different from the historical results or from any future results expressed or implied. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes", "belief," "expects," 'intends," "anticipates," "plans," or similar terms, to be uncertain and forward-looking. The forward-looking statements are also subject generally to other risks and uncertainties that are described from time to time in MIAC's filings with the SEC. The information set forth and referred to herein should be read in light of such risks. Statements included in this press release are based upon information known to MIAC as of the date of this press release, and MIAC assumes no obligation to update or alter any statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable securities laws.